EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS AND DECLARES QUARTERLY CASH DISTRIBUTION

•Total leverage of 4.25 times as of March 31, 2023, compared to 4.53 times as of December 31, 2022
•Reported net loss of $5.1 million for the first quarter of 2023, which includes a $5.1 million impact from loss on extinguishment of debt
•First quarter adjusted EBITDA of $30.6 million after giving effect to the exit of the butane optimization business, which incurred net losses of $8.8 million for the quarter
•Declares quarterly cash dividend of $0.005 per common unit

KILGORE, Texas, April 19, 2023 (GLOBE NEWSWIRE) -- Martin Midstream Partners L.P. (Nasdaq:MMLP) (“MMLP” or the "Partnership") today announced its financial results for the first quarter of 2023.

Bob Bondurant, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership, stated, “I’m pleased with our first quarter as adjusted EBITDA of approximately $31 million, after giving effect to the exit of the butane optimization business, was in line with guidance, even as we experienced headwinds in the agriculture market that impacted our fertilizer and lubricants businesses. However, robust demand for our Transportation services, both marine and land, offset those challenges, speaking to the strength of our diversified business model.

“During the quarter we continued our focus on debt reduction resulting in both lower outstanding debt and a lower leverage ratio. Borrowings under our revolving credit facility were reduced $16 million resulting in total debt at March 31, 2023 of $500 million compared to $516 million at December 31, 2022. As we plan to exit the butane optimization business at the conclusion of the selling season during the second quarter, we anticipate additional butane liquidation proceeds of approximately $20 million which are earmarked for further debt reduction.”

FIRST QUARTER 2023 OPERATING RESULTS BY BUSINESS SEGMENT

TERMINALLING AND STORAGE (“T&S”)

T&S operating income (loss) for the three months ended March 31, 2023 and 2022 was $3.1 million and ($0.1) million, respectively.

Adjusted segment EBITDA for T&S was $9.1 million and $6.9 million for the three months ended March 31, 2023 and 2022, respectively, reflecting contractual index-based fee increases combined with reduced operating expenses across our divisions.

TRANSPORTATION

Transportation operating income for the three months ended March 31, 2023 and 2022 was $9.4 million and $7.0 million, respectively.

Adjusted segment EBITDA for Transportation was $13.2 million and $10.5 million for the three months ended March 31, 2023 and 2022, respectively, reflecting continued robust demand for land transportation services coupled with improving marine fleet utilization and higher day rates.

SULFUR SERVICES

Sulfur Services operating income for the three months ended March 31, 2023 and 2022 was $4.6 million and $12.7 million, respectively.

Adjusted segment EBITDA for Sulfur Services was $7.2 million and $15.1 million for the three months ended March 31, 2023 and 2022, respectively, reflecting reduced demand in our fertilizer business in part due to a delay in the planting season related to weather conditions, leading to higher inventories and declining prices.

SPECIALTY PRODUCTS

Specialty Products operating income for the three months ended March 31, 2023 and 2022 was $4.6 million and $10.0 million, respectively. Included in the Specialty Products results is operating income of $0.3 million and $5.7 million, for the three months ended March 31, 2023 and 2022, respectively, attributable to the butane optimization business.

Adjusted segment EBITDA for Specialty Products was $(3.6) million and $11.3 million for the three months ended March 31, 2023 and 2022, respectively, primarily reflecting decreased NGL margins combined with lower demand in our lubricants packaging business. Included in the Specialty Products results is adjusted EBITDA of $(8.8) million and $5.7 million for the three months ended March 31, 2023 and 2022, respectively, attributable to the butane optimization business. Adjusted Segment EBITDA for Specialty Products after giving effect to the exit of the butane optimization business was $5.2 million and $5.6 million for the three months ended March 31, 2023 and 2022, respectively.

UNALLOCATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSE (“USGA”)

USGA expenses included in operating income for the three months ended March 31, 2023 and 2022 were $4.2 million and $4.1 million, respectively.

USGA expenses included in adjusted EBITDA for the three months ended March 31, 2023 and 2022 were $4.1 million and $4.1 million, respectively.

CAPITALIZATION

At March 31, 2023, the Partnership had $500 million of total debt outstanding, including $100 million drawn on its $200 million revolving credit facility and $400 million of senior secured second lien notes due 2028. At March 31, 2023, the Partnership had liquidity of approximately $40 million from available capacity under its revolving credit facility. The Partnership’s leverage ratio, as calculated under the revolving credit facility, was 4.25 times at March 31, 2023. At the end of fourth quarter 2022, we announced adjusted leverage of 4.27 times, which included a debt sub-limit carve out of $29.7 million. In order to compare December 31, 2022 to March 31, 2023, the December ratio is adjusted to exclude the $29.7 million debt sub-limit carve out, bringing the leverage ratio at December 31, 2023 to 4.53 times compared to 4.25 times at March 31, 2023, a reduction of 0.28 times. The Partnership was in compliance with all debt covenants as of March 31, 2023.

On February 8, 2023, the Partnership completed the sale of $400 million in aggregate principal amount of 11.500% senior secured second lien notes due 2028. The Partnership used the net proceeds of that offering to repurchase, through a tender offer and then redemption, all of the Partnership’s 1.5 lien notes due 2024 and second lien notes due 2025.

QUARTERLY CASH DISTRIBUTION

The Partnership has declared a quarterly cash distribution of $0.005 per unit for the quarter ended March 31, 2023. The distribution is payable on May 15, 2023 to common unitholders of record as of the close of business on May 8, 2023. The ex-dividend date for the cash distribution is May 5, 2023.

QUALIFIED NOTICE TO NOMINEES

Partnership:	Martin Midstream Partners L.P.
Unit Class:	Common
CUSIP #:	573331105
RE:	Qualified Notice Pursuant to U.S. Treasury Regulation §1.1446-4
Record Date:	May 8, 2023
Payable Date:	May 15, 2023
Per Unit Amount:	$0.005

Section I: This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Section II: The entire amount of the distribution realized per U.S. Treasury Regulation 1.1446(f)-4(c)(2)(iii) is in excess of cumulative net taxable income.

RESULTS OF OPERATIONS

The Partnership had a net loss for the three months ended March 31, 2023 of $5.1 million, a loss of $0.13 per limited partner unit. The Partnership had net income for the three months ended March 31, 2022 of $11.5 million, or $0.29 per limited partner unit. Adjusted EBITDA for the three months ended March 31, 2023 was $21.7 million compared to $40.0 million for the three months ended March 31, 2022. Adjusted EBITDA after giving effect to the exit of the butane optimization business for the three months ended March 31, 2023 was $30.6 million compared to $34.3 million for the three months ended March 31, 2022. Net cash provided by operating activities for the three months ended March 31, 2023 was $49.3 million, compared to $28.4 million for the three months ended March 31, 2022. Distributable cash flow for the three months ended March 31, 2023 was $9.5 million compared to $15.2 million for the three months ended March 31, 2022.

Revenues for the three months ended March 31, 2023 were $244.5 million compared to $279.2 million for the three months ended March 31, 2022.

EBITDA, adjusted EBITDA, distributable cash flow and adjusted free cash flow are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

An attachment included in the Current Report on Form 8-K to which this announcement is included contains a comparison of the Partnership’s adjusted EBITDA for the first quarter 2023 to the Partnership's adjusted EBITDA guidance for the first quarter 2023.

Investors' Conference Call

Date: Thursday, April 20, 2023
Time: 8:00 a.m. CT (please dial in by 7:55 a.m.)
Dial In #: (888) 330-2384
Conference ID: 8536096
Replay Dial In # (800) 770-2030 – Conference ID: 8536096

A webcast of the conference call along with the First Quarter 2023 Earnings Summary will also be available by visiting the Events and Presentations section under Investor Relations on our website at www.MMLP.com.

About Martin Midstream Partners

MMLP, headquartered in Kilgore, Texas, is a publicly traded limited partnership with a diverse set of operations focused primarily in the Gulf Coast region of the United States. MMLP’s primary business lines include: (1) terminalling, processing, and storage services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) specialty products, including natural gas liquids, marketing, distribution, packaging, and transportation services. To learn more, visit www.MMLP.com. Follow Martin Midstream Partners L.P. on LinkedIn, Facebook, and Twitter.

Forward-Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment and (ii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission (the “SEC”). The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

To assist management in assessing our business, we use the following non-GAAP financial measures: earnings before interest, taxes, and depreciation and amortization ("EBITDA"), adjusted EBITDA (as defined below), distributable cash flow available to common unitholders (“distributable cash flow”), and free cash flow after growth capital expenditures and principal payments under finance lease obligations ("adjusted free cash flow"). Our management uses a variety of financial and operational measurements other than our financial statements prepared in accordance with U.S. GAAP to analyze our performance.

Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets.

EBITDA and adjusted EBITDA. We define adjusted EBITDA as EBITDA before unit-based compensation expenses, gains and losses on the disposition of property, plant and equipment, impairment and other similar non-cash adjustments. Adjusted EBITDA is used as a supplemental performance and liquidity measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts, and others, to assess:

•the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis;
•the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness, and make cash distributions to our unitholders; and
•our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing methods or capital structure.

The GAAP measures most directly comparable to adjusted EBITDA are net income (loss) and net cash provided by (used in) operating activities. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), net cash provided by (used in) operating activities, or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate adjusted EBITDA in the same manner.

Adjusted EBITDA does not include interest expense, income tax expense, and depreciation and amortization. Because we have borrowed money to finance our operations, interest expense is a necessary element of our costs and our ability to generate cash available for distribution. Because we have capital assets, depreciation and amortization are also necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations. To compensate for these limitations, we believe that it is important to consider net income (loss) and net cash provided by (used in) operating activities as determined under GAAP, as well as adjusted EBITDA, to evaluate our overall performance.

Distributable cash flow. We define distributable cash flow as net cash provided by (used in) operating activities less cash received (plus cash paid) for closed commodity derivative positions included in Accumulated Other Comprehensive Income (Loss), plus changes in operating assets and liabilities which (provided) used cash, less maintenance capital expenditures and plant turnaround costs. Distributable cash flow is a significant performance measure used by our management and by external users of our financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by us to the cash distributions we expect to pay unitholders. Distributable cash flow is also an important financial measure for our unitholders since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

Adjusted free cash flow. We define adjusted free cash flow as distributable cash flow less growth capital expenditures and principal payments under finance lease obligations. Adjusted free cash flow is a significant performance measure used by our management and by external users of our financial statements and represents how much cash flow a business generates during a specified time period after accounting for all capital expenditures, including expenditures for growth and maintenance capital projects. We believe that adjusted free cash flow is important to investors, lenders, commercial banks and research analysts since it reflects the amount of cash available for reducing debt, investing in additional capital projects, paying distributions, and similar matters. Our calculation of adjusted free cash flow may or may not be comparable to similarly titled measures used by other entities.

The GAAP measure most directly comparable to distributable cash flow and adjusted free cash flow is net cash provided by (used in) operating activities. Distributable cash flow and adjusted free cash flow should not be considered alternatives to, or more meaningful than, net income (loss), operating income (loss), Net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP. Distributable cash flow and adjusted free cash flow have important limitations because they exclude some items that affect net income (loss), operating income (loss), and net cash provided by (used in) operating activities. Distributable cash flow and adjusted free cash flow may not be comparable to similarly titled measures of other companies because other companies may not calculate these non-GAAP metrics in the same manner. To compensate for these limitations, we believe that it is important to consider net cash provided by (used in) operating activities determined under GAAP, as well as distributable cash flow and adjusted free cash flow, to evaluate our overall liquidity.

Contact:

Sharon Taylor - Executive Vice President & Chief Financial Officer

(877) 256-6644
investor.relations@mmlp.com

MMLP-F

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	March 31, 2023	December 31, 2022
	(Unaudited)	(Audited)
Assets
Cash	$57	$45
Accounts and other receivables, less allowance for doubtful accounts of $496 and $496, respectively	73,063	79,641
Inventories	76,617	109,798
Due from affiliates	3,982	8,010
Other current assets	8,153	13,633
Total current assets	161,872	211,127

Property, plant and equipment, at cost	897,140	903,535
Accumulated depreciation	(585,860)	(584,245)
Property, plant and equipment, net	311,280	319,290

Goodwill	16,671	16,671
Right-of-use assets	37,560	34,963
Deferred income taxes, net	13,209	14,386
Other assets, net	2,283	2,414
Total assets	$542,875	$598,851

Liabilities and Partners’ Capital (Deficit)
Current installments of long-term debt and finance lease obligations	$3	$9
Trade and other accounts payable	66,047	68,198
Product exchange payables	136	32
Due to affiliates	6,271	8,947
Income taxes payable	1,097	665
Other accrued liabilities	22,110	33,074
Total current liabilities	95,664	110,925

Long-term debt, net	475,237	512,871
Operating lease liabilities	27,801	26,268
Other long-term obligations	8,850	8,232
Total liabilities	607,552	658,296

Commitments and contingencies
Partners’ capital (deficit)	(64,677)	(59,445)
Total partners’ capital (deficit)	(64,677)	(59,445)
Total liabilities and partners' capital (deficit)	$542,875	$598,851

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	March 31,
	2023	2022
Revenues:
Terminalling and storage *	$20,858	$19,397
Transportation *	55,723	46,710
Sulfur services	3,358	3,084
Product sales: *
Specialty products	132,269	153,971
Sulfur services	32,321	56,039
	164,590	210,010
Total revenues	244,529	279,201

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Specialty products *	117,995	133,792
Sulfur services *	21,817	37,785
Terminalling and storage *	6	5
	139,818	171,582
Expenses:
Operating expenses *	62,745	56,495
Selling, general and administrative *	11,172	11,203
Depreciation and amortization	12,901	14,486
Total costs and expenses	226,636	253,766

Other operating income (loss), net	(388)	14
Operating income (loss)	17,505	25,449

Other income (expense):
Interest expense, net	(15,657)	(12,429)
Loss on extinguishment of debt	(5,121)	—
Other, net	22	(1)
Total other expense	(20,756)	(12,430)

Net income (loss) before taxes	(3,251)	13,019
Income tax expense	(1,835)	(1,541)
Net income (loss)	(5,086)	11,478
Less general partner's interest in net (income) loss	102	(229)
Less (income) loss allocable to unvested restricted units	16	(30)
Limited partners' interest in net income (loss)	$(4,968)	$11,219

Net income (loss) per unit attributable to limited partners - basic	$(0.13)	$0.29
Net income (loss) per unit attributable to limited partners - diluted	$(0.13)	$0.29
Weighted average limited partner units - basic	38,769,794	38,722,246
Weighted average limited partner units - diluted	38,769,794	38,738,843

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended
	March 31,
	2023	2022
Revenues:*
Terminalling and storage	$17,502	$16,204
Transportation	5,511	6,288
Product Sales	925	321
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Specialty products	9,510	9,646
Sulfur services	2,708	2,676
Terminalling and storage	6	5
Expenses:
Operating expenses	23,827	21,380
Selling, general and administrative	8,516	8,808

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2023	2022

Net income (loss)	$(5,086)	$11,478
Changes in fair values of commodity cash flow hedges	—	(440)
Comprehensive income (loss)	$(5,086)	$11,038

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL (DEFICIT)
(Unaudited)
(Dollars in thousands)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount	Accumulated Other Comprehensive Income (Loss)
	Units	Amount			Total
Balances - January 1, 2022	38,802,750	$(50,741)	$1,888	$816	$(48,037)
Net income	—	11,249	229	—	11,478
Issuance of restricted units	34,200	—	—	—	—
Cash distributions	—	(194)	(4)	—	(198)
Unit-based compensation	—	34	—	—	34
Gain reclassified from AOCI into income on commodity cash flow hedges	—	—	—	(816)	(816)
Loss recognized in AOCI on commodity cash flow hedges	—	—	—	(440)	(440)
Balances - March 31, 2022	38,836,950	$(39,652)	$2,113	$(440)	$(37,979)

Balances - January 1, 2023	38,850,750	$(61,110)	$1,665	$—	$(59,445)
Net loss	—	(4,984)	(102)	—	(5,086)
Issuance of restricted units	64,056	—	—	—	—
Cash distributions	—	(194)	(4)	—	(198)
Unit-based compensation	—	52	—	—	52
Balances - March 31, 2023	38,914,806	$(66,236)	$1,559	$—	$(64,677)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$(5,086)	$11,478
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,901	14,486
Amortization of deferred debt issuance costs	1,675	783
Amortization of debt discount	400	—
Deferred income tax expense	1,177	921
(Gain) loss on sale of property, plant and equipment, net	388	(14)
Loss on extinguishment of debt	5,121	—
Derivative income	—	(816)
Net cash paid for commodity derivatives	—	(615)
Non cash unit-based compensation	52	34
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	6,578	136
Inventories	33,181	7,842
Due from affiliates	4,028	(6,516)
Other current assets	4,595	2,434
Trade and other accounts payable	(2,016)	8,650
Product exchange payables	104	(721)
Due to affiliates	(2,676)	1,576
Income taxes payable	432	540
Other accrued liabilities	(11,818)	(11,002)
Change in other non-current assets and liabilities	228	(821)
Net cash provided by operating activities	49,264	28,375

Cash flows from investing activities:
Payments for property, plant and equipment	(7,527)	(10,216)
Payments for plant turnaround costs	(229)	(1,435)
Proceeds from sale of property, plant and equipment	3,538	297
Net cash used in investing activities	(4,218)	(11,354)

Cash flows from financing activities:
Payments of long-term debt	(462,698)	(120,000)
Payments under finance lease obligations	(6)	(59)
Proceeds from long-term debt	431,490	103,500
Payment of debt issuance costs	(13,622)	(4)
Cash distributions paid	(198)	(198)
Net cash used in financing activities	(45,034)	(16,761)

Net increase in cash	12	260
Cash at beginning of period	45	52
Cash at end of period	$57	$312
Non-cash additions to property, plant and equipment	$1,813	$1,514

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended March 31, 2023 and 2022

	Three Months Ended March 31,		Variance	Percent Change
	2023	2022
	(In thousands, except BBL per day)

Revenues	$23,919	$22,371	$1,548	7%
Cost of products sold	6	5	1	20%
Operating expenses	14,308	14,940	(632)	(4)%
Selling, general and administrative expenses	549	495	54	11%
Depreciation and amortization	5,599	7,000	(1,401)	(20)%
	3,457	(69)	3,526	5,110%
Other operating loss, net	(349)	(43)	(306)	(712)%
Operating income (loss)	$3,108	$(112)	$3,220	2,875%

Shore-based throughput volumes (gallons)	43,349	13,634	29,715	218%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

Transportation Segment

Comparative Results of Operations for the Three Months Ended March 31, 2023 and 2022

	Three Months Ended March 31,		Variance	Percent Change
	2023	2022
	(In thousands)
Revenues	$61,939	$51,897	$10,042	19%
Operating expenses	46,190	39,202	6,988	18%
Selling, general and administrative expenses	2,549	2,169	380	18%
Depreciation and amortization	3,762	3,573	189	5%
	$9,438	$6,953	$2,485	36%
Other operating income, net	4	29	(25)	(86)%
Operating income	$9,442	$6,982	$2,460	35%

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended March 31, 2023 and 2022

	Three Months Ended March 31,		Variance	Percent Change
	2023	2022
	(In thousands)
Revenues:
Services	$3,358	$3,084	$274	9%
Products	32,321	56,039	(23,718)	(42)%
Total revenues	35,679	59,123	(23,444)	(40)%

Cost of products sold	23,949	39,258	(15,309)	(39)%
Operating expenses	2,899	3,028	(129)	(4)%
Selling, general and administrative expenses	1,617	1,504	113	8%
Depreciation and amortization	2,677	2,709	(32)	(1)%
	4,537	12,624	(8,087)	(64)%
Other operating income, net	16	28	(12)	(43)%
Operating income	$4,553	$12,652	$(8,099)	(64)%

Sulfur (long tons)	74	114	(40)	(35)%
Fertilizer (long tons)	61	84	(23)	(27)%
Total sulfur services volumes (long tons)	135	198	(63)	(32)%

Specialty Products Segment

Comparative Results of Operations for the Three Months Ended March 31, 2023 and 2022

	Three Months Ended March 31,		Variance	Percent Change
	2023	2022
	(In thousands)
Products revenues	$132,277	$154,009	$(21,732)	(14)%
Cost of products sold	124,451	139,780	(15,329)	(11)%
Operating expenses	14	38	(24)	(63)%
Selling, general and administrative expenses	2,290	2,938	(648)	(22)%
Depreciation and amortization	863	1,204	(341)	(28)%
	4,659	10,049	(5,390)	(54)%
Other operating loss, net	(59)	—	(59)
Operating income	$4,600	$10,049	$(5,449)	(54)%

NGL sales volumes (Bbls)	1,691	1,597	94	6%
Other specialty products volumes (Bbls)	84	98	(14)	(14)%
Total specialty products volumes (Bbls)	1,775	1,695	80	5%

Unallocated Selling, General and Administrative Expenses

Comparative Results of Operations for the Three Months Ended March 31, 2023 and 2022

	Three Months Ended March 31,		Variance	Percent Change
	2023	2022
	(In thousands)
Indirect selling, general and administrative expenses	$4,198	$4,122	$76	2%

Non-GAAP Financial Measures

The following tables reconcile the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three months ended March 31, 2023 and 2022, which represents EBITDA, Adjusted EBITDA, Adjusted EBITDA after giving effect to the exit of the butane optimization business, distributable cash flow, and adjusted free cash flow:

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA, and Adjusted EBITDA After Giving Effect to the Exit of the Butane Optimization Business

	Three Months Ended March 31,

	2023		2022
	(in thousands)
Net income (loss)	$(5,086)		$11,478
Adjustments:
Interest expense	15,657		12,429
Income tax expense	1,835		1,541
Depreciation and amortization	12,901		14,486
EBITDA	25,307		39,934
Adjustments:
(Gain) loss on disposition of property, plant and equipment	388		(14)
Loss on extinguishment of debt	5,121		—
Lower of cost or market and other non-cash adjustments	(9,133)		—
Unit-based compensation	52		34
Adjusted EBITDA	$21,735		$39,954
Adjustments:
Less: net income associated with butane optimization business	(305)		(5,694)
Plus: lower of cost or market and other non-cash adjustments	$9,133		$—
Adjusted EBITDA after giving effect to the exit of the butane optimization business	$30,563	30563000	$34,260

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA, Adjusted EBITDA After Giving Effect to the Exit of the Butane Optimization Business, Distributable Cash Flow, and Adjusted Free Cash Flow

	Three Months Ended March 31,

	2023	2022
	(in thousands)
Net cash provided by operating activities	$49,264	$28,375
Interest expense [1]	13,582	11,646
Current income tax expense	658	620
Lower of cost or market and other non-cash adjustments	(9,133)	—
Commodity cash flow hedging gains reclassified to earnings	—	816
Net cash paid for closed commodity derivative positions included in AOCI	—	615
Changes in operating assets and liabilities which (provided) used cash:
Accounts and other receivables, inventories, and other current assets	(48,382)	(3,896)
Trade, accounts and other payables, and other current liabilities	15,974	957
Other	(228)	821
Adjusted EBITDA	21,735	39,954
Adjustments:
Less: net income loss associated with butane optimization business	(305)	(5,694)
Plus: lower of cost or market and other non-cash adjustments	9,133	—
Adjusted EBITDA after giving effect to the exit of the butane optimization business	30,563	34,260
Adjustments:
Interest expense	(15,657)	(12,429)
Income tax expense	(1,835)	(1,541)
Deferred income taxes	1,177	921
Amortization of debt discount	400	—
Amortization of deferred debt issuance costs	1,675	783
Payments for plant turnaround costs	(229)	(1,435)
Maintenance capital expenditures	(6,634)	(5,399)
Distributable cash flow	9,460	15,160
Principal payments under finance lease obligations	(6)	(59)
Expansion capital expenditures	(757)	(3,101)
Adjusted free cash flow	$8,697	$12,000

1 Net of amortization of debt issuance costs and discount, which are included in interest expense but not included in net cash provided by (used in) operating activities.